                                                                    Exhibit 12.1


                                             Computation of Ratios of Earnings
                                                      to Fixed Charges

                                    Three Months Ended
                                         March 31,                     Years Ended December 31,
                                     1994      1993       1993      1992      1991      1990      1989
                                    -------------------  -------------------------------------------------
Interest expense                    $  3,712  $  5,031   $ 19,204  $ 17,538  $ 16,156  $  3,401  $  2,904
Capitalized interest                      10       349      1,879     1,325     1,801     2,993     2,762
Amortization of debt issue expense        19        87        318       321       345       157       148
Estimated interest portion of rent
 expense                                 148       141        567       526       412       286       306
                                    --------- ---------  --------- --------- --------- --------- ---------
 Fixed charges                      $  3,889  $  5,608   $ 21,968  $ 19,710  $ 18,714  $  6,837  $  6,120
                                    --------- ---------  --------- --------- --------- --------- ---------
                                    --------- ---------  --------- --------- --------- --------- ---------
Income (loss) before income
 taxes, extraordinary item and
 cumulative effect of accounting
 change                             $ 25,602  $ 31,951   $ 65,953 $ 105,455  $(41,407) $ 39,133  $ 29,754
Fixed charges                          3,889     5,608     21,968    19,710    18,714     6,837     6,120
Capitalized interest                     (10)     (349)    (1,879)   (1,325)   (1,801)   (2,993)   (2,762)
                                    --------- ---------  --------- --------- --------- --------- ---------
 Earnings                           $ 29,481  $ 37,210   $ 86,042 $ 123,840  $(24,494) $ 42,977  $ 33,112
                                    --------- ---------  --------- --------- --------- --------- ---------
                                    --------- ---------  --------- --------- --------- --------- ---------

Ratio of earnings to
 fixed charges                           7.6       6.6        3.9       6.3      --         6.3       5.4
                                    --------- ---------  --------- --------- --------- --------- ---------
                                    --------- ---------  --------- --------- --------- --------- ---------